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FOR IMMEDIATE RELEASE

AEP REPORTS 2007 THIRD-QUARTER EARNINGS
•	2007 third-quarter earnings: $1.02 per share GAAP, $1.16 per share ongoing
•	AEP’s utilities have strong quarter
•	Company once again confirms earnings guidance for 2007

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	3rd quarter ended Sept. 30			9 months ended Sept. 30
	2006	2007	Variance	2006	2007	Variance
Revenue ($ in billions)	3.6	3.8	0.2	9.6	10.1	0.5
Earnings ($ in millions):
GAAP	265	407	142	821	858	37
Ongoing	392	462	70	942	990	48
EPS ($):
GAAP	0.67	1.02	0.35	2.08	2.15	0.07
Ongoing	0.99	1.16	0.17	2.39	2.48	0.09
EPS based on 394mm shares in Q3 2006, 399mm in Q3 2007, 394mm in 9 mo. 2006 and 398mm in 9 mo. 2007

COLUMBUS, Ohio, Oct. 24, 2007 - American Electric Power (NYSE: AEP) today reported 2007 third-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $407 million, or $1.02 per share, compared with $265 million, or $0.67 per share, for third-quarter 2006.

Ongoing earnings (earnings excluding special items) for third-quarter 2007 were $462 million, or $1.16 per share, compared with $392 million, or $0.99 per share, for third-quarter 2006.

GAAP earnings were lower than ongoing earnings by $55 million for the quarter, which reflects the effect of a settlement agreement reached with the U.S. Environmental Protection Agency, the U.S. Department of Justice, eight states and 14 environmental organizations resolving all issues related to claims against AEP regarding New Source Review requirements of the Clean Air Act. A full reconciliation of GAAP earnings to ongoing earnings for the quarter and year to date is included in the tables at the end of this news release.

“This was a great quarter for us, one in which our utilities performed well and the other segments of our company made significant contributions,” said Michael G. Morris, chairman, president and chief executive officer of AEP. “Just about every utility category reported improved gross margins, which demonstrates both the strength of our utility organization and our success in regulatory proceedings. And MEMCO, our barge operation, almost matched its earnings from last year’s third quarter despite weaker market conditions.”

EARNINGS GUIDANCE

AEP once again confirmed its ongoing guidance range for 2007 of between $2.90 and $3.00 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q3 06	Q3 07	Variance	9 mo. 06	9 mo. 07	Variance
Utility Operations	378	443	65	902	934	32
Ongoing EPS	0.95	1.11	0.16	2.29	2.35	0.06
MEMCO	19	18	(1)	54	40	(14)
Ongoing EPS	0.05	0.05	0.00	0.14	0.09	(0.05)
Generation and Marketing	4	3	(1)	10	17	7
Ongoing EPS	0.01	0.01	0.00	0.02	0.04	0.02
All Other	(9)	(2)	7	(24)	(1)	23
Ongoing EPS	(0.02)	(0.01)	0.01	(0.06)	0.00	0.06
Ongoing Earnings	392	462	70	942	990	48
Ongoing EPS	0.99	1.16	0.17	2.39	2.48	0.09
EPS based on 394mm shares in Q3 2006, 399mm in Q3 2007, 394mm in 9 mo. 2006 and 398mm in 9 mo. 2007

Ongoing earnings from Utility Operations increased by $65 million during the third quarter of 2007 when compared with the same period last year. Higher gross margins from retail and off-system sales were somewhat offset by higher interest expense than in the same period in 2006. A change implemented by PJM Interconnection, a regional transmission organization that includes AEP’s transmission assets in the East, decreased Net Transmission Revenue for Utility Operations but increased gross margin for AEP’s utilities in the East and for Off-System Sales. On June 1, 2007, in response to a 2006 order by the Federal Energy Regulatory Commission, PJM implemented marginal-loss dispatch and settlement for its competitive wholesale electric market. Marginal-loss dispatch recognizes the varying delivery costs of transmitting electricity from generation sources to customer locations. Prior to the implementation of marginal-loss dispatch, PJM had used average losses in dispatch and in the calculation of locational marginal prices. Locational marginal prices in PJM now include the real-time impact of transmission losses from points like hubs, generation busses and load zones when moving electricity from generation sources to loads. The loss locational marginal prices represent the marginal cost of losses at each settlement location. This can increase the cost of delivering electricity from plant locations to customers, when compared to the prior method of calculation.

Ongoing earnings for AEP’s MEMCO barge operations during third-quarter 2007 nearly equaled results for the same period last year. The small decline is the result of higher operating costs brought by the increase in fleet size, which were partially offset by a slight increase in freight revenue in a market experiencing weaker spot-market rates and a continued decrease in northbound freight demand, primarily related to steel and cement imports.

Earnings from Generation and Marketing, which includes AEP’s non-regulated generating, marketing and risk management activities, primarily in the Electric Reliability Council of Texas (ERCOT) market area, were slightly lower than in the prior period.

Results from All Other, which includes the Parent Company and other investments, improved by $7 million from the prior period. The prior period results included losses from operations at the Plaquemine Cogeneration Facility that was sold to Dow Chemical Co. during fourth-quarter 2006.

ONGOING RESULTS FROM UTILITY OPERATIONS
$ in millions except EPS

	Q3 06	Q3 07	Variance	9 mo. 06	9 mo. 07	Variance
East Regulated Integrated Utilities	511	565	54	1,546	1,633	87
Ohio Companies	580	650	70	1,585	1,871	286
West Regulated Integrated Utilities	321	336	15	789	765	(24)
Texas Wires	136	152	16	362	396	34
Off-System Sales	313	349	36	686	735	49
Net Transmission Revenue	69	11	(58)	220	133	(87)
Other Operating Revenue	123	124	1	378	413	35
Total Gross Margin	2,053	2,187	134	5,566	5,946	380
Operations & Maintenance	(779)	(771)	8	(2,292)	(2,369)	(77)
Depreciation & Amortization	(374)	(374)	0	(1,060)	(1,122)	(62)
Taxes Other Than Income Taxes	(183)	(189)	(6)	(557)	(560)	(3)
Interest Expense & Preferred Dividend	(160)	(213)	(53)	(475)	(599)	(124)
Other Income & Deductions	18	27	9	171	93	(78)
Income Taxes	(197)	(224)	(27)	(451)	(455)	(4)
Total Utility Operations	378	443	65	902	934	32
Ongoing EPS	0.95	1.11	0.16	2.29	2.35	0.06
EPS based on 394mm shares in Q3 2006, 399mm in Q3 2007, 394mm in 9 mo. 2006 and 398mm in 9 mo. 2007

Retail Sales - Improved results for third-quarter 2007, when compared to the prior period, reflect increased electricity usage - in part because of favorable weather - and the impact of rate changes for the Ohio Companies, Texas Wires and for Appalachian Power, which is included in East Regulated Integrated Utilities. New contracts with municipal and cooperative customers continue to contribute to the improved results.

Cooling degree days in AEP’s eastern territory during the quarter were 18 percent higher than both normal conditions and the prior period. In AEP’s western territory, cooling degree days were normal and 4 percent lower than the prior period. Weather increased margins by $16 million for third-quarter 2007 when compared to the same period last year.

Off-System Sales - Gross margins from Off-System Sales for third-quarter 2007 were $36 million higher than the prior period because of favorable fuel reconciliations in the West, significant contributions from recently acquired gas-fired generation in the East, higher power prices, and higher sales volumes in the East.

Net Transmission Revenues - Transmission Revenues for the third quarter of 2007 decreased $58 million from the same period in 2006 primarily because of PJM’s implementation of marginal-loss dispatch and settlement.

Other Operating Revenue - Other Operating Revenue was essentially unchanged from period to period, with higher securitization revenue at AEP Texas Central partially offset by lower gains on the sale of emissions allowances.

Operations & Maintenance Expense - Lower generation expenses attributed to the decline in Operations & Maintenance Expense when compared with the prior period.

Depreciation & Amortization - Depreciation & Amortization expenses were unchanged from the prior period. An increase in regulatory amortizations, primarily related to securitization at AEP Texas Central, and higher depreciable property balances were offset by lower depreciation expenses in Indiana and Virginia. The reduction in Indiana depreciation expenses follows the change in depreciation rates approved in mid-June by the Indiana Utility Regulatory Commission. The lower expenses in Virginia are the result of a base rate case final order received in May and adjustments in the prior period related to a Virginia environmental and reliability order.

Interest Expense & Preferred Dividends - Increased long-term debt, higher interest rates on all variable-rate debt and the issuance of securitization bonds at AEP Texas Central led to the increase in Interest Expense from the prior period.

Other Income & Deductions - Other Income & Deductions increased in third-quarter 2007 from the prior period because of higher carrying cost income related to Appalachian Power’s environmental and reliability cost deferrals in Virginia, which were partially offset by the elimination of carrying-cost income at AEP Texas Central, which began recovering stranded costs during fourth-quarter 2006.

Income Taxes - Income taxes for third-quarter 2007 were higher than in the prior period because of increased taxable income.

WEBCAST

American Electric Power’s quarterly conference call with financial analysts will be broadcast live over the Internet at 10 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts .

The call will be archived on http://www.aep.com/go/webcasts for use by those unable to listen during the live webcast. Archived calls also are available as podcasts.

Minimum requirements to listen to broadcast: The Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.
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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning more than 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765 kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.

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AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.

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This report made by AEP and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity (including AEP’s ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs through applicable rate cases or competitive rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance); resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain operation and maintenance costs; the economic climate and growth in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas and other energy-related commodities; changes in utility regulation, including the potential for new legislation in Ohio and membership in and integration into regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP’s pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 3rd Quarter 2007 Actual vs 3rd Quarter 2006 Actual

		2006 Actual		2007 Actual
		($ millions)	EPS	($ millions)	EPS

UTILITY OPERATIONS:
Gross Margin:
1	East Regulated Integrated Utilities	511		565
2	Ohio Companies	580		650
3	West Regulated Integrated Utilities	321		336
4	Texas Wires	136		152
5	Off-System Sales	313		349
6	Net Transmission Revenue	69		11
7	Other Operating Revenue	123		124
8	Utility Gross Margin	2,053		2,187

9	Operations & Maintenance	(779)		(771)
10	Depreciation & Amortization	(374)		(374)
11	Taxes Other than Income Taxes	(183)		(189)
12	Interest Exp & Preferred Dividend	(160)		(213)
13	Other Income & Deductions	18		27
14	Income Taxes	(197)		(224)
15	Utility Operations Ongoing Earnings	378	0.95	443	1.11

NON-UTILITY OPERATIONS:
16	MEMCO	19	0.05	18	0.05
17	Generation & Marketing	4	0.01	3	0.01

18	Parent & Other Ongoing Earnings	(9)	(0.02)	(2)	(0.01)

19	ONGOING EARNINGS	392	0.99	462	1.16

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 3rd Quarter 2007
Reconciliation of Ongoing to Reported Earnings

	2007
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	443	18	3	(2)	462	$1.16

Other
New Source Review	(55)	-	-	-	(55)	$(0.14)

Total Special Items	(55)	-		-	(55)	$(0.14)

Reported Earnings	388	18	3	(2)	407	$1.02

Financial Results for the 3rd Quarter 2006
Reconciliation of Ongoing to Reported Earnings

	2006
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	378	19	4	(9)	392	$0.99

Dispositions:
Gain on Sale of ICE Shares	-	-	-	9	9	$0.02
Impairment of Plaquemine Plant	-	-	-	(136)	(136)	$(0.34)

Total Special Items	-	-		(127)	(127)	$(0.32)

Reported Earnings	378	19	4	(136)	265	$0.67

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	3 Months Ended September 30,
	2006	2007	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	13,482	13,749	2.0%
Commercial	10,799	11,164	3.4%
Industrial	13,468	14,697	9.1%
Miscellaneous	719	686	-4.6%
Total Domestic Retail (a)	38,468	40,296	4.8%

Wholesale - Domestic Electric (in millions of kWh): (b)	13,464	13,493	0.2%

Texas Wires Delivery (in millions of kWh):	7,877	7,721	-2.0%

EAST REGION WEATHER SUMMARY (in degree days):
Actual - Heating (c)	10	2	-80.0%
- Cooling (d)	685	808	18.0%
Normal - Heating (c)		7	-71.4%*
- Cooling (d)		685	18.0%*

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual - Heating (c)	-	-	0.0%
- Cooling (d)	1,468	1,406	-4.2%
Normal - Heating (c)		2	-100.0%*
- Cooling (d)		1,411	-0.4%*

*	2007 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees

American Electric Power
Financial Results for YTD September 2007 Actual vs YTD September 2006 Actual

		2006 Actual		2007 Actual
		($ millions)	EPS	($ millions)	EPS

UTILITY OPERATIONS:
Gross Margin:
1	East Regulated Integrated Utilities	1,546		1,633
2	Ohio Companies	1,585		1,871
3	West Regulated Integrated Utilities	789		765
4	Texas Wires	362		396
5	Off-System Sales	686		735
6	Net Transmission Revenue	220		133
7	Other Operating Revenue	378		413
8	Utility Gross Margin	5,566		5,946

9	Operations & Maintenance	(2,292)		(2,369)
10	Depreciation & Amortization	(1,060)		(1,122)
11	Taxes Other than Income Taxes	(557)		(560)
12	Interest Exp & Preferred Dividend	(475)		(599)
13	Other Income & Deductions	171		93
14	Income Taxes	(451)		(455)
15	Utility Operations Ongoing Earnings	902	2.29	934	2.35

NON-UTILITY OPERATIONS:
16	MEMCO	54	0.14	40	0.09
17	Generation & Marketing	10	0.02	17	0.04

18	Parent & Other Ongoing Earnings	(24)	(0.06)	(1)	-

19	ONGOING EARNINGS	942	2.39	990	2.48

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for Year-to-Date 2007
Reconciliation of Ongoing to Reported Earnings

	2007
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	934	40	17	(1)	990	$2.48

Dispositions:
Gain on Sale of UK Operations	-	-	-	2	2	$-

Other
Virginia Re-Regulation SFAS 71	(79)	-	-	-	(79)	$(0.20)
New Source Review	(55)	-	-	-	(55)	$(0.13)

Total Special Items	(134)	-		2	(132)	$(0.33)

Reported Earnings	800	40	17	1	858	$2.15

Financial Results for Year-to-Date 2006
Reconciliation of Ongoing to Reported Earnings

	2006
	Utility	MEMCO	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	902	54	10	(24)	942	$2.39

Dispositions:
Gain on Sale of UK Operations	-	-	-	6	6	$0.01
Gain on Sale of ICE Shares	-	-	-	9	9	$0.02
Impairment of Plaquemine Plant	-	-	-	(136)	(136)	$(0.34)

Total Special Items	-	-		(121)	(121)	$(0.31)

Reported Earnings	902	54	10	(145)	821	$2.08

American Electric Power
Summary of Selected Sales Data
For Domestic Operations
(Data based on preliminary, unaudited results)

	9 Months Ended September 30,
	2006	2007	Change

ENERGY & DELIVERY SUMMARY
Retail - Domestic Electric (in millions of kWh):
Residential	36,010	38,015	5.6%
Commercial	29,149	30,750	5.5%
Industrial	40,405	43,110	6.7%
Miscellaneous	1,991	1,932	-3.0%
Total Domestic Retail (a)	107,555	113,807	5.8%

Wholesale - Domestic Electric (in millions of kWh): (b)	35,132	31,648	-9.9%

Texas Wires Delivery (in millions of kWh):	20,338	20,297	-0.2%

EAST REGION WEATHER SUMMARY (in degree days):
Actual - Heating (c)	1,573	2,041	29.8%
- Cooling (d)	914	1,189	30.1%
Normal - Heating (c)		1,973	3.4%*
- Cooling (d)		963	23.5%*

PSO/SWEPCo WEATHER SUMMARY (in degree days):
Actual - Heating (c)	664	994	49.7%
- Cooling (d)	2,325	2,084	-10.4%
Normal - Heating (c)		993	0.1%*
- Cooling (d)		2,084	0.0%*

*	2007 Actual vs. Normal

(a)	The energy summary represents load supplied by AEP. Delivery of energy by Texas Wires supplied by others is not included.

(b)	Includes Off-System Sales, Texas Supply, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(c)	Heating Degree Days temperature base is 55 degrees

(d)	Cooling Degree Days temperature base is 65 degrees